UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2006

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NET2PHONE, INC.

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(Exact name of registrant as specified in its charter)

000-26763
(Commission File Number)

Delaware	22-3559037
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

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520 Broad Street
Newark, New Jersey 07102
(Address of principal executive offices, with zip code)

(973) 438-3111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

         Written communications pursuant to Rule 425 under the Securities Act

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act

         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01      Other Events.

Net2Phone, Inc. (the “Company”) is filing this Current Report on Form 8-K to file:

1.	the Consent of The Blackstone Group, L.P. (“Blackstone”) to the incorporation by reference in the Registration Statements (Form S-3 No. 333-125880, Form S-3/A No. 333-56844 (Amendment #1), Form S-3/A No. 333-78713 (Amendment #1), Form S-3/A No. 333-110118 (Amendment #2), Form S-8 No. 333-101734, Form S-8, 333-83670, Form S-8 No. 333-51248, Form S-8 74354, Form S-8 No. 85945, Form S-8 No. 111403 and Form S-8 No. 333-124684) (the “Registration Statements”) of the references to Blackstone and the inclusion of and references to its opinion dated February 16, 2006 as to the fairness, from a financial point of view, of the consideration of $2.05 per share to be received by holders of the Company’s capital stock (other than IDT Corporation and its subsidiaries) in connection with the merger of NTOP Acquisition, Inc., a wholly-owned subsidiary of IDT Corporation, with and into the Company in the Schedule 14A filed by the Company on February 24, 2006; and

2.	the Consent of Ernst & Young LLP (“E&Y”) to the incorporation by reference in the Registration Statements of its reports dated October 10, 2005, with respect to the consolidated financial statements and schedule of Net2Phone, Inc., Net2Phone, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Net2Phone, Inc., included in Net2Phone, Inc.’s Annual Report (Form 10-K) for the year ended July 31, 2005, which is included as an Annex to the Schedule 14A filed by Net2Phone, Inc. on February 24, 2006.

The Consent of The Blackstone Group, L.P. is set forth as Exhibit 23.1.

The Consent of Ernst & Young LLP is set forth as Exhibit 23.2.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits

23.1	Consent of The Blackstone Group, L.P.
23.2	Consent of Ernst & Young LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET2PHONE, INC.

Date: February 24, 2006	By:	/s/ GLENN J WILLIAMS
	Name:	Glenn J. Williams
	Title:	Executive Vice President of Business and Legal Affairs, General Counsel and Secretary of the Company